UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2004

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Item 5.   Other Events.

On May 7, 2004, SIRVA, Inc. (“SIRVA”) issued a news release announcing that it had filed a registration statement on Form S-1 with the Securities and Exchange Commission for a proposed secondary offering of 18,500,000 shares of SIRVA common stock.  All of the shares in the proposed offering will be offered by selling stockholders, who also expect to grant the underwriters an option to purchase an additional 2,775,000 shares of common stock to cover over-allotments, if any.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description
99.1	News release, dated May 7, 2004, of SIRVA, Inc., announcing the proposed secondary offering of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: May 11, 2004
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	News release, dated May 7, 2004, of SIRVA, Inc., announcing the proposed secondary offering of its common stock.